Exhibit 99.1

Encore Capital Group Announces Second Quarter 2021 Financial Results
•Record collections of $612 million
•GAAP net income of $97 million
•GAAP EPS of $3.07
•Leverage of 1.9x, down from 2.4x a year ago
•Share repurchases of $27M in Q2 2021

SAN DIEGO, August 4, 2021 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the second quarter ended June 30, 2021.
“Encore delivered another period of strong performance in the second quarter as we continued to execute our strategy, improve our balance sheet and focus on our capital allocation priorities,” said Ashish Masih, President and Chief Executive Officer. “The primary driver of our financial performance in the period was our record collections for both our MCM and Cabot businesses. We continue to see consumers focus on resolving their debts, which led to a high volume of inbound calls and online engagement.”

“On a global basis, our portfolio purchases were $143 million in the quarter, which was lower than last year due to a lower level of supply coming to market. Although issuers continue to sell, volumes are lower because of fewer charge-offs. As these conditions persist, we have remained disciplined and continue to purchase at attractive returns. ”

“Our business continues to generate a significant amount of excess capital, driving a further reduction in our leverage ratio, which is now at the low end of our target range of 2 to 3 times. Consistent with our capital allocation priorities, we spent $27 million to repurchase Encore shares during the second quarter,” said Masih.

In June, the company refinanced the remainder of its legacy Cabot bonds with £250 million of new senior secured notes with a 325-basis point lower coupon while also extending the maturity from 2023 to 2028. The company expects the interest savings from the new notes will pay back the call premium from the redemption of the previous notes by the end of 2021.

Encore Capital Group, Inc.

Financial Highlights for the Second Quarter of 2021:

	Three Months Ended June 30,
(in thousands, except percentages and earnings per share)	2021	2020	Change
Collections	$612,427	$508,215	21%
Revenues	$427,735	$426,033	—%
Portfolio purchases(1)	$142,728	$147,939	(4)%
Estimated Remaining Collections (ERC)	$8,111,917	$8,381,829	(3)%
Operating expenses	$253,448	$206,341	23%
GAAP net income attributable to Encore	$96,503	$130,332	(26)%
GAAP earnings per share	$3.07	$4.13	(26)%
LTM Pre-tax ROIC(2)	15.0%	11.9%	+310bps
Leverage Ratio(3)	1.9x	2.4x	-0.5x
______________________
(1)Includes U.S. purchases of $89.5 million and $124.8 million, and Europe purchases of $53.2 million and $23.1 million in Q2 2021 and Q2 2020, respectively.
(2)See Supplemental Financial Information for calculation of LTM Pre-Tax ROIC (Return on Invested Capital).
(3)Leverage ratio is the ratio of Net Debt to (Adjusted EBITDA + collections applied to principal balance), the industry standard for leverage.

Financial Highlights for the First Half of 2021:

	Six Months Ended June 30,
(in thousands, except percentages and earnings per share)	2021	2020	Change
Collections	$1,218,888	$1,035,494	18%
Revenues	$844,572	$715,114	18%
Portfolio purchases(1)	$312,906	$362,052	(14)%
Operating expenses	$501,971	$448,220	12%
GAAP net income attributable to Encore	$191,133	$119,878	59%
GAAP earnings per share	$6.04	$3.79	59%
______________________
(1)Includes U.S. purchases of $181.9 million and $310.1 million, and Europe purchases of $131.0 million and $52.0 million in six months ended June 30, 2021 and 2020, respectively.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, August 4, 2021, at 2:30 p.m. Pacific / 5:30 p.m. Eastern time, to present and discuss second quarter results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference ID number 4169064. A replay of the webcast will also be available shortly after the call on the Company's website.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. Adjusted EBITDA, adjusted operating expenses and Adjusted Income from Operations (used in Pre-Tax ROIC) have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.
Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com. More information about the Company's Cabot Credit Management subsidiary can be found at http://www.cabotcm.com. Information found on the company’s or Cabot’s website is not incorporated by reference.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$198,516	$189,184
Investment in receivable portfolios, net	3,154,001	3,291,918
Property and equipment, net	120,090	127,297
Other assets	292,078	349,162
Goodwill	915,067	906,962
Total assets	$4,679,752	$4,864,523
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$190,707	$215,920
Borrowings	2,999,296	3,281,634
Other liabilities	135,399	146,893
Total liabilities	3,325,402	3,644,447
Commitments and Contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 30,413 and 31,345 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	304	313
Additional paid-in capital	143,827	230,440
Accumulated earnings	1,269,259	1,055,668
Accumulated other comprehensive loss	(59,040)	(68,813)
Total Encore Capital Group, Inc. stockholders’ equity	1,354,350	1,217,608
Noncontrolling interest	—	2,468
Total equity	1,354,350	1,220,076
Total liabilities and equity	$4,679,752	$4,864,523

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$678	$2,223
Investment in receivable portfolios, net	516,048	553,621
Other assets	4,404	5,127
Liabilities
Borrowings	484,078	478,131
Other liabilities	11	37

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Revenue from receivable portfolios	$328,150	$335,287	$666,168	$692,652
Changes in expected current and future recoveries	66,178	66,007	110,715	(32,654)
Servicing revenue	32,064	23,950	64,580	52,630
Other revenues	1,343	789	3,109	2,486
Total revenues	427,735	426,033	844,572	715,114
Operating expenses
Salaries and employee benefits	97,774	90,867	194,230	183,965
Cost of legal collections	66,900	37,356	134,042	103,635
General and administrative expenses	34,823	28,618	66,971	60,495
Other operating expenses	28,228	28,275	56,669	55,439
Collection agency commissions	13,677	10,683	26,501	23,859
Depreciation and amortization	12,046	10,542	23,558	20,827
Total operating expenses	253,448	206,341	501,971	448,220
Income from operations	174,287	219,692	342,601	266,894
Other (expense) income
Interest expense	(44,159)	(50,327)	(90,685)	(104,989)
Loss on extinguishment of debt	(9,300)	—	(9,300)	—
Other income (expense)	566	(3,011)	511	(1,572)
Total other expense	(52,893)	(53,338)	(99,474)	(106,561)
Income before income taxes	121,394	166,354	243,127	160,333
Provision for income taxes	(24,607)	(35,570)	(51,575)	(40,128)
Net income	96,787	130,784	191,552	120,205
Net income attributable to noncontrolling interest	(284)	(452)	(419)	(327)
Net income attributable to Encore Capital Group, Inc. stockholders	$96,503	$130,332	$191,133	$119,878

Earnings per share attributable to Encore Capital Group, Inc.:
Basic	$3.12	$4.15	$6.13	$3.82
Diluted	$3.07	$4.13	$6.04	$3.79

Weighted average shares outstanding:
Basic	30,909	31,413	31,187	31,361
Diluted	31,415	31,560	31,622	31,628

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net income	$191,552	$120,205
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,558	20,827
Loss on extinguishment of debt	9,300	—
Other non-cash interest expense, net	9,403	12,127
Stock-based compensation expense	9,056	9,305
Deferred income taxes	(5,097)	(17,101)
Changes in expected current and future recoveries	(110,715)	32,654
Other, net	12,006	4,923
Changes in operating assets and liabilities
Other assets	11,474	11,917
Prepaid income tax and income taxes payable	31,374	41,748
Accounts payable, accrued liabilities and other liabilities	(32,946)	(26,890)
Net cash provided by operating activities	148,965	209,715
Investing activities:
Purchases of receivable portfolios, net of put-backs	(306,549)	(350,658)
Collections applied to investment in receivable portfolios, net	552,720	342,842
Purchases of property and equipment	(10,351)	(13,028)
Other, net	4,877	9,831
Net cash provided by (used in) investing activities	240,697	(11,013)
Financing activities:
Payment of loan and debt refinancing costs	(10,617)	—
Proceeds from credit facilities	358,063	279,070
Repayment of credit facilities	(511,200)	(315,622)
Proceeds from senior secured notes	353,747	—
Repayment of senior secured notes	(339,585)	(32,500)
Repayment of other debt	—	(14,882)
Repayment of convertible senior notes	(161,000)	—
Repurchase of common stock	(47,421)	—
Other, net	(11,634)	(3,634)
Net cash used in financing activities	(369,647)	(87,568)
Net increase in cash and cash equivalents	20,015	111,134
Effect of exchange rate changes on cash and cash equivalents	(10,683)	(9,669)
Cash and cash equivalents, beginning of period	189,184	192,335
Cash and cash equivalents, end of period	$198,516	$293,800

Supplemental disclosure of cash information:
Cash paid for interest	$69,152	$88,363
Cash paid for taxes, net of refunds	24,273	16,292

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted EBITDA to GAAP Net Income, and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP net income, as reported	$96,787	$130,784	$191,552	$120,205
Adjustments:
Interest expense	44,159	50,327	90,685	104,989
Interest income	(426)	(559)	(900)	(1,559)
Provision for income taxes	24,607	35,570	51,575	40,128
Depreciation and amortization	12,046	10,542	23,558	20,827
Stock-based compensation expense	5,651	4,778	9,056	9,305
Acquisition, integration and restructuring related expenses(1)	—	4,776	—	4,963
Loss on extinguishment of debt	9,300	—	9,300	—
Adjusted EBITDA	$192,124	$236,218	$374,826	$298,858
Collections applied to principal balance(2)	$224,074	$106,921	$453,584	$375,496
________________________
(1)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)Amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) changes in expected recoveries. For consistency with the Company debt covenant reporting, for periods subsequent to June 30, 2020, the collections applied to principal balance also includes proceeds applied to basis from sales of REO assets and related activities; prior period amounts have not been adjusted to reflect this change as such amounts were immaterial.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP total operating expenses, as reported	$253,448	$206,341	$501,971	$448,220
Adjustments:
Operating expenses related to non-portfolio purchasing and recovery business(1)	(43,267)	(42,386)	(85,920)	(83,875)
Stock-based compensation expense	(5,651)	(4,778)	(9,056)	(9,305)
Acquisition, integration and restructuring related expenses(2)	—	32	—	(155)
Adjusted operating expenses related to portfolio purchasing and recovery business	$204,530	$159,209	$406,995	$354,885
________________________
(1)Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.
(2)Amount represents acquisition, integration and restructuring related operating expenses. We adjust for this amount because we believe these operating expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

Encore Capital Group, Inc.

Pre-Tax Return on Invested Capital (“ROIC”)
ROIC is calculated as last twelve months adjusted income from operations, divided by our average invested capital. Adjusted income from operations excludes acquisition, integration and restructuring related expenses, amortization of certain acquired intangible assets and other charges or gains that are not indicative of ongoing operations. Average invested capital is defined as the aggregate of average Net Debt (defined below) and average GAAP equity and is calculated as the sum of current and prior period ending amounts divided by two.

	Last Twelve Months Ended June 30,
(in thousands, except percentages)	2021	2020
Numerator
Income from operations	$609,269	$488,449
Adjustments:(1)
CFPB settlement fees	15,009	—
Acquisition, integration and restructuring related expenses	(1)	4,678
Amortization of certain acquired intangible assets(2)	7,326	6,737
Goodwill impairment	—	10,718
Net gain on fair value adjustments to contingent considerations	—	(101)
Adjusted income from operations	$631,603	$510,481

Denominator
Average Net Debt	$3,016,599	$3,301,314
Average equity	1,198,369	972,672
Total average invested capital	$4,214,968	$4,273,986

Pre-tax ROIC	15.0%	11.9%
________________________
(1)We believe these amounts are not indicative of ongoing operations; therefore, adjusting for them enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Net Debt
Net Debt is GAAP borrowings adjusted for debt issuance costs and debt discounts, cash and cash equivalents and client cash. Net Debt is a measure commonly used by lenders to our industry to represent the net borrowings of market participants, and is also used regularly by lenders and others as the numerator in industry leverage calculations.

(in thousands)	June 30, 2021	June 30, 2020	June 30, 2019
GAAP Borrowings	$2,999,296	$3,353,730	$3,529,717
Debt issuance costs and debt discounts	64,468	63,017	73,248
Cash & cash equivalents	(198,516)	(293,800)	(168,565)
Client cash(1)	23,907	21,097	24,183
Net Debt	$2,889,155	$3,144,044	$3,458,583
________________________
(1)Client cash is cash that was collected on behalf of, and remains payable to, third party clients.